Exhibit 99.1

Investor Presentation May 2026

Disclaimer This presentation contains statements, estimates and projections that are forward - looking statements (as defined in Section 21 E of the Securities Exchange Act of 1934 , as amended, and Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”)) . Any statement that is not historical in nature is a forward looking statement and may be identified by the use of words and phrases such as “may,” “should,” “expects,” “anticipates,” “could,” “believes,” “target,” “project,” “contemplate,” “estimate,” “predict,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions, although not all forward - looking statements are identified by these terms or expressions . These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future, and while management believes there is a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information . Management believes that these are reasonable as of today’s date only . Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control ; accordingly, there is no assurance that results will be realized . These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements . We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward - looking statement, whether as a result of new information or future events, except as required by the federal securities laws . The information and opinions contained in this presentation (including forward - looking statements) are made as of the date identified on the cover page of this presentation unless otherwise stated herein . They are subject to change without notice and neither the Company, UGI Corporation, nor any other person is under any obligation to update or keep current the information contained in this document and neither the Company, UGI Corporation, nor any other person intends to update or otherwise revise such information or opinions (including any forward looking statements) to reflect the occurrence of future events or developments even if any of the assumptions, judgments and estimates on which the information contained herein is based prove to be incorrect, made in error or become outdated . No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk . The Company, its affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise a rising in connection with this document . This presentation does not constitute or form part of, and should not be construed as, any offer for sale or solicitation of any offer to buy or subscribe for any securities of the Company in any jurisdiction in which such offer would be unlawful . Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management . Management also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources . All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates . Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information . While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise . No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such statements or projections . Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above . These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties . This presentation discusses certain important measures that are not calculated in accordance with U . S . generally accepted accounting principles (“GAAP”) . The Company’s management uses EBITDA, Adjusted EBITDA, adjusted total margin, adjusted operating income, adjusted income before income taxes and adjusted net income attributable to UGI International, all of which are non - U . S . GAAP financial measures, when assessing the Company’s overall performance . Management believes that these non - U . S . GAAP measures provide meaningful information to investors about UGI International’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current - period transactions, principally comprising changes in unrealized gains and losses on such derivative instruments, and (2) other significant discrete items that can affect the comparisons of period - over - period results . The Company does not designate its commodity and certain foreign currency derivative instruments as hedges under U . S . GAAP . Volatility in net income attributable to the Company, as well as other financial measures as determined in accordance with U . S . GAAP, can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current period transactions . These gains and losses result principally from recording changes in unrealized gains and losses on unsettled commodity and certain foreign currency derivative instruments that economically hedge anticipated future purchases or sales of energy commodities, or in the case of certain foreign currency derivatives, reduce volatility in anticipated future earnings associated with the Company’s foreign operations . Non - GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures . The tables in the Appendix reconcile non - GAAP measures used in this presentation to their nearest GAAP measures . The Company has made rounding adjustments to reach some of the figures included in this presentation . As a result, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them . 2

II. Company Overview

UGI International At A Glance • Leading LPG distributor in 9 countries across Europe through 3 well - known brands 1 o Estimated to be the largest distributor of LPG in France, Belgium, Denmark, and Luxembourg 2 o Estimated to be one of the largest LPG distributors in Norway, the Netherlands, Sweden and Finland 2 • Ownership interests in 8 primary storage facilities and approximately 50 secondary storage facilities at March 31, 2026 1 • Primarily outsourced transportation for operational flexibility • Cylinder operations with reverse logistics through thousands of retail locations 1. After giving effect to the closed and announced dispositions from January 2026 . 2. Based on internal comparison of the Company’s LPG volumes for Fiscal 2025 with reported market volumes for the calendar ye ar ended December 31, 2024, which is the most recent information available. 4

UGI International Customer Categories

LPG Distribution

Provides energy essential to end markets by distributing LPG for use in space heating, cooking, water heating, motor fuel, leisure activities, crop drying, irrigation, construction, power generation, manufacturing and as an aerosol propellant

Bulk



- LPG bulk tanks are provided as a source of energy for both **residential** (heating, cooking, hot water generation, lighting, etc.) and **commercial** clients (heating, hot water generation, process energy, motorgas, etc.)

Cylinders



- UGII provides a wide range of steel and composite cylinder products to accommodate a variety of energy needs
- Serves both **residential** (for heating, cooking, drying, etc.) and **commercial** customers (for forklift trucks, hotels, road construction and welding)

Wholesale


AVANTIGAS

- Depending on customers' volume, demand and the timing of deliveries, UGII offices across Europe can arrange and accommodate larger-scale wholesale LPG deliveries

Autogas



- Most common alternative automotive fuel worldwide
- Typically mix of propane and butane
- Benefits include comparatively low price and significantly reduced amount of emissions
- Plays a significant role in transportation in many countries

FY25 LPG Volume Sold by End Market


48%
24%
16%
13%
Commercial & Industrial
Wholesale & Other
Residential
Agricultural

FY25 LPG Distribution Volume by Category


65%
15%
15%
5%
Bulk
Cylinder
Wholesale
Autogas

UGI INTERNATIONAL

5

• Market leader in France in the distribution of propane and butane in gas bottles, and propane in gas tanks 1 • Antargaz is also a leading LPG supplier in the Benelux • Services both private individuals (hot water, cooking and heating) and professionals (industry, agriculture, hotel and catering trade) Our Primary Brands for LPG Distribution • Offers a range of energy products and service solutions including off - grid LPG bulk gas and aerosol propellant • AvantiGas ’ customers primarily use LPG for heating, cooking, motor fuel (including forklifts), leisure activities, industrial processes and as an aerosol propellant • AvantiGas sells LPG in small, medium, and large bulk tanks • Through over 90 years of operations , Kosan Gas has deep roots within Nordic gas history, supplying LPG to businesses and private consumers • Services customers in 4 countries across Europe • The business has an entrenched footprint as one of Scandinavia's leading suppliers of LPG 1 • In Denmark, Kosan Gas is the largest distributor of LPG 1 Decades of operational experience support strong brand recognition across an extensive customer base 6 1. Based on internal comparison of the Company’s LPG volumes for Fiscal 2025 with reported market volumes for the calendar year end ed December 31, 2024, which is the most recent information available.

Strategically Located Assets and Diversified Supply Channels for LPG[1]


Import terminal – SEA
Import terminal – PIPELINE
Terminal – REFINERY
Depots / Railheads / Storage
Gothenburg
Mossmorran
UK:
10 depots
Esbjerg
Stanlow
Le Havre
France:
30+ depots
Donges
Ambes
Lavera

Diverse Supplier Base

- ✓ Multiple supply channels: sea (coastal terminals), rail (European refineries), road (regional distribution)
- ✓ Supply from local refineries and gas processing plants are supplemented with imports
- ✓ **~65% of our contracted supply sourced within Northern and Western Europe, 33% from the US,** with the remainder from North Africa
- ✓ **No supply**, either contracted or via spot purchases, **from the Middle East,** limiting our exposure to the Iran war and other conflicts and developments in the region

Majority of Supply Contracted

→ Limited Exposure to Energy Shortages

- ✓ **~95% of our supply for Fiscal 2026 is contracted,** with the remainder obtained via spot purchases
- ✓ Majority of supply contracted under 1-year term agreements with market-based pricing

1. Excludes Czech Republic, Hungary, Poland, and Slovakia. Agreement to divest LPG operations in these countries was announced in January 2026 and the transaction is expected to close in the third quarter of FY26.

7

8 ESG Journey under Strong UGI Corp Leadership UGI’s ISS Corporate Rating Prime September 2025 Corporate Rating UGI’s MSCI Rating History BBB A AA AAA 2019 2020 2021 2022 - 2025 UGI Corporation has an MSCI ESG Rating of AAA, the highest rating available by MSCI on sustainability 1. We are in the process of finalizing results for Fiscal 2025. Key Commitments of ESG Strategy • Scope 1 GHG Emissions Reduction Commitment – Reduce 1 GHG emissions by 55% by 2025 (using Fiscal 2020 as a baseline) 1 • Methane Emissions Reduction Commitment – 92% reduction by 2030, and 95% reduction by 2040 • Pipeline Replacement and Betterment Commitment – Replace all cast iron pipelines by 2027 • Renewable Investment Commitment – Invested $500 million by 2025 into ren ewable energy solutions • Safety is a component of short - term incentive plan for both executives and non - executives within the Company • Total Recordable Injuries: 35% reduction in total recordable injuries by 2025 (per 200,000 hours; 2020 as a baseline) 1 • Accountable Vehicle Incidents: 50% reduction in accountable vehicle incidents by 2025 (per 1,000,000 miles; 2020 as a baseline) 1 UGI International is a key element of UGI Corporation’s line of sight to ESG leadership

IV. Credit Highlights Update this picture (this is US truck…. Not relevant for UGII)

Market Leading Position Serving a Diverse Customer Base, with Limited Customer Concentration Operating Structure Supports Strong Unit Margins Disciplined Financial Policy Strong Parent Organization Experienced and Proven Management Team I II III IV Key Credit Highlights V VI 10

Market Leading Position

UGI International is a market leader in most countries where it operates

- Leading LPG Distributor in 9 countries across Europe through 3 well-known brands[1]
  - Estimated to be the largest distributor of LPG in France, Belgium, Denmark, and Luxembourg[2]
  - Estimated to be one of the largest LPG distributors in Norway, the Netherlands, Sweden and Finland[2]
- In our largest market, France, we estimate we had an over 50% market share in calendar year 2024[2]



Norway
Market size:
240KT
Sweden
Market size:
296KT
Denmark
Market size:
73KT
Finland
Market size:
133KT
Benelux
Market size:
459KT
UK
Market size:
1,030KT
France
Market size:
1,493KT
Kosangas
Avantigas
antargaz
Aggregate market share in the countries in which we operate is approximately 33%[1]
West
North

1. After giving effect to the closed and announced dispositions from January 2026. 2. *Based on internal comparison of the Company's LPG volumes for Fiscal 2025 with reported market volumes for the calendar year ended December 31, 2024, which is the most recent information available.*

Sources: PBCS; Statistical review of global LPG 2025 – LPG consumption by sector, 2025 page 26-27; LPG Consumption for Energy Purposes only (residential, agriculture, industrial, commercial and transport sectors).

11

Serving a Diverse Customer Base, with Limited Customer Concentration 12 • UGI International’s largest volume comes from commercial and industrial customers, followed by wholesale and residential customers • No single customer represents more than 5 % of total revenues for UGI International • In Fiscal 2025 , UGII had approximately 400 , 000 bulk LPG customers, and over 20 million cylinders in circulation UGII serves customers across a broad market Customer Overview FY25 LPG Distribution Volume by End Market Commercial & Industrial Stable market with predictable demand Residential Growth from heating oil conversions Agriculture Large market off - season Autogas Market demand is government policy dependent Aerosol Growth expected in UK and across Europe 48% 24% 16% 13% Commercial & Industrial Wholesale & Other Residential Agricultural

Operating Structure Supports Strong Unit Margins 13 Formula - Based / Contract Floating • Prices calculated based on the applicable index which moves with the LPG spot market • Primary indices for UGI International are CIF ARA, Sonatrach and FB Seagoing Stated Price / Market • Price updated at the companies’ discretion based on commodity market changes • In certain European locations, current regulations dictate that customers be provided with up to 30 - days’ notice of price increases which may create short - term lags in recovery Fixed Price / Contract Fixed • Prices contractually established with customers; volume commitments included in customer contracts • Disciplined and risk mitigating commodity hedging strategy Contract Types by Volume Historical Unit Margins at UGI International Demonstrate Margin Stability 1 55% 30% 15% 1.32 1.25 1.25 1.28 1.29 1.30 1.29 1.39 1.42 1.40 1.46 0.52 0.69 0.85 0.69 0.56 0.85 1.29 0.97 0.96 0.91 0.83 € 0.00 € 0.50 € 1.00 € 1.50 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 LTM Q2 FY26 UGI West € Per Gallon LPG Unit Margins Avg. Platt's Cost 1. Margins pertain to the West unit of the business; Unit margin is a non - GAAP measure. See Appendix for reconciliation.

Disciplined Financial Policy

UGI International is focused on maintaining a strong balance sheet and further enhancing its credit profile through prudent capital deployment and sound Free Cash Flow generation

- ✓ The distribution represents a One-Time enhancement of AmeriGas' balance sheet. Optimization of the Global LPG capital structure will streamline balance sheet at LPG level, potentially unlocking new opportunities going forward, with UGI International remaining a core business to UGI Corp
- ✓ Historically healthy Free Cash Flow generation alongside disciplined capital allocation help support a strong balance sheet and allow the Company to opportunistically address maturities going forward to help maintain a well-managed debt maturity profile
- ✓ Ability to fund maintenance capital expenditures through internally generated cash flow
- ✓ Focus on allocating capital only to projects and transactions that fit within our strategic framework

14

UGI INTERNATIONAL

25 27 29 31 33 35 37 39 41 43 15 Strong Parent Organization UGI Corp Overview • UGI Corp is a holding company that, through its subsidiaries and affiliates, distributes, stores, transports and markets energy products and related services, in the United States and internationally . It is comprised of AmeriGas Propane (Ba 3 /BB - ), UGI International (Ba 2 /BB+), UGI Energy Services LLC (Ba 3 /BB), UGI Utilities (A 3 /A - ), and Mountaineer Gas Company (BBB - ) • UGII is a core business to UGI Corp and continues to benefit from a strong management focus and sharing of best practices with US operations, including access to centralized funding, liquidity backstops, and capital allocation support UGI Corp Segment Overview Global LPG UGI International • LPG distributor in 9 European countries 2 • Strong free cash flow generator AmeriGas Propane • Largest retail LPG distributor in the US 3 • Focused on operational transformation Natural Gas Utilities • 2 nd largest regulated gas utility in Pennsylvania 1 • Largest regulated gas utility in West Virginia 1 Midstream & Marketing • Full range of midstream services Market Capitalization as of 5/7/2026: $6.9 billion LTM Q2 FY26 revenues: $7.4 billion UGI Corp. Stock Performance ($ per share) 1. Based on total customers. 2. After giving effect to the closed and announced dispositions from January 2026. 3. Based on t he volume of propane gallons distributed annually.

Experienced and Proven Management Team

Name		Biography
Bob Flexon *President and CEO, UGI Corp*		▪ Assumed the current role on November 1, 2024 ▪ Other current positions include Chair of the Board of Nexus Water Group ▪ Prior to UGI, he served as the Chair of the Board of Capstone Green Energy Holdings (2021–2024), Chair of the Board of Directors of PG&E Corporation (2020–2024) and as Director, Interim President and CEO for Capstone (2023–2024) ▪ Mr. Flexon previously served as President and Chief Executive Officer and Director of Dynegy Inc. (2011 to 2018). Prior to his service with Dynegy, Mr. Flexon was UGI's Chief Financial Officer (February 2011 to July 2011) ▪ Mr. Flexon held various roles with Foster Wheeler and NRG Energy, Inc. ▪ He is a CPA and holds a BSc. in Accounting from Villanova University
Julie Fazio *President, UGI International*		▪ Assumed the current role on March 10, 2025 ▪ She joined UGI International in September 2022 as Vice President of Supply ▪ In December 2023, she was appointed Vice President of Region West with overall responsibility for the LPG businesses located in France and Benelux, alongside her prior role leading the European supply function ▪ Prior to joining UGI International, Ms. Fazio held several senior leadership positions at ExxonMobil where she worked for over 25 years
Sean O'Brien *CFO, UGI Corp*		▪ Assumed the current role on April 11, 2023 ▪ He has over 25 years of financial experience and energy industry experience ▪ Prior to UGI, he held various leadership positions at DCP Midstream including Group VP and CFO (2012–2023), SVP, Treasurer (2011–2012) and VP, Financial Planning and Analysis (2009–2011) ▪ He is a CPA and holds a BBA in Accounting from Temple University
Jason Rich *Vice President & Treasurer, UGI Corp*		▪ Assumed the current role on October 12, 2023 ▪ Mr. Rich joined UGI in 2015 and before his time as Treasurer, he served as Assistant Treasurer where he was responsible for debt capital markets, cash management, foreign exchange and interest rate risk management, bank relationships, revolving credit facilities and rating agency relationships ▪ Prior to joining UGI, Mr. Rich served in various treasury and finance roles of progressing responsibility at Wawa, Inc., Sunoco Logistics, and Sunoco, Inc ▪ He holds a BSc. in Business Administration from Drexel University and a Master of Business Administration from Villanova University

Experienced and proven management team with strong track record of success, leading transformative strategies

16

UGI INTERNATIONAL

V. Financial Overview

YTD Q2 FY26 Financial Performance Strong performance in YTD Q2 FY26 driven by higher unit margins ($M) 18 1. Adjusted Total Margin, Adjusted Unit Margin, Adjusted EBITDA and Free Cash Flow are non - GAAP measures; see Appendix for recon ciliation. 2. Free Cash Flow is defined as Adj. EBITDA less capex; FCF conversion defined as FCF / Adj. EBITDA. 3. Total Debt defined as long - term debt including current maturities and short - term borrowings . Adjusted Total Margin and Unit Margin 1 LPG Retail Gallons Sold (in million of units) Free Cash Flow 1,2 Total Debt / Adjusted EBITDA 1,3 2.4x 2.0x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x FY25 LTM Q2 FY26 431 392 YTD Q2 FY25 YTD Q2 FY26 $566 $582 1.31 1.48 YTD Q2 FY25 YTD Q2 FY26 Adjusted Total Margin Adjusted Total Margin Per Retail Gallon $280 $281 90.0% 90.4% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% $200 $220 $240 $260 $280 $300 YTD Q2 FY25 YTD Q2 FY26 Free Cash Flow % FCF Conversion

FY25 and YTD Q2 FY26 Financial Highlights

Steady unit margin growth and strong OPEX management in FY25, partially offsetting lower LPG volume, with YTD Q2 FY26 delivering further unit margin expansion

FY24 vs FY25 ($M)



Retail Gallons Sold: 725 million
Adj. Unit Margin: $1.35
$323
$(38)
$35
$(4)
$(2)
Retail Gallons Sold: 698 million
Adj. Unit Margin: $1.35
$314
FY24 EBIT
Total Margin
OPEX
D&A
Other
FY25 EBIT

Key Drivers

- ▼ LPG retail gallons decreased 4%, largely due to continued structural conservation and the absence of certain customers who previously converted from natural gas to LPG, substantially offset by the impact from the colder weather and higher crop drying campaigns
- ▼ Adj. total margin decrease primarily reflects lower LPG volume, partially offset by higher average unit margins and the translation effects of stronger foreign currencies
- ▲ Lower OPEX primarily reflect lower personnel, distribution, maintenance and uncollectible accounts expenses, and a decline in energy marketing-related OPEX, partially offset by inflation and translation effects

Weather

Vs. Normal
Warmer 3.3%

Vs. PY
Colder 5.0%

Increase | Decrease

YTD Q2 FY25 vs YTD Q2 FY26 ($M)



Retail Gallons Sold: 431 million
Adj. Unit Margin: $1.31
$253
$16
$1
$3
($17)
Retail Gallons Sold: 392 million
Adj. Unit Margin: $1.48
$256
YTD Q2 FY25 EBIT
Total Margin
OPEX
D&A
Other
YTD Q2 FY26 EBIT

Key Drivers

- ▼ Retail gallons decreased 9% largely due to the impacts from the divestitures of certain non-core LPG businesses, lower crop drying campaigns, continued structural conservation and the impact from the warmer weather, partially offset by higher residential volumes sold
- ▲ Margin increased primarily reflecting the translation effects of the stronger foreign currencies ($53M) and, to a lesser extent, the effects of higher average unit margins substantially offset by the lower LPG retail volumes
- ▼ Other expenses largely included higher realized losses on foreign currency exchange contracts ($15M)

Weather

Vs. Normal
Warmer 3.5%

Vs. PY
Warmer 2.2%

Colder | Warmer

Note: Total margin represents total revenue less total cost of sales. OPEX stands for Operating & Administrative Expenses, and D&A stands for Depreciation and Amortization. See Appendix for reconciliation.

19

UGI INTERNATIONAL

Historical Financial Performance Strong track record of sustained margin management alongside ability to pass through commodity costs to customers ($M) 20 CAGR: 19.3% FYE 9/30 CAGR: 1.6% Adjusted Total Margin and Unit Margin 1 LPG Retail Gallons Sold (in million of units) Free Cash Flow 1,2 Total Debt / Adjusted EBITDA 1,3 1. Adjusted Total Margin, Adjusted Unit Margin, Adjusted EBITDA and Free Cash Flow are non - GAAP measures; see Appendix for recon ciliation. 2. Free Cash Flow is defined as Adj. EBITDA less capex; FCF conversion defined as FCF / Adj. EBITDA. 3. Total Debt defined as long - term debt including current maturities and short - term borrowings. 729 725 698 659 FY23 FY24 FY25 LTM Q2 FY26 $920 $976 $941 $957 1.26 1.35 1.35 1.45 FY23 FY24 FY25 LTM Q2 FY26 Adjusted Total Margin Adjusted Total Margin Per Retail Gallon $222 $353 $344 $345 63.2% 80.2% 78.7% 78.9% FY23 FY24 FY25 LTM Q2 FY26 Free Cash Flow % FCF Conversion 2.7x 2.1x 2.4x 2.0x FY23 FY24 FY25 LTM Q2 FY26

Summary Financial Overview

Strong cost discipline supporting sound FCF generation despite volume volatility

($M)

- Given volatility in commodity markets and UGII's ability to pass through the costs of underlying LPG prices to customers, we believe Adjusted Total Margin is a more representative measure of the Company's performance than revenues
- Adjusted Total Margin increased at a 1.6% CAGR to $957M from FY23 to LTM Q2 FY26, while Adj. Total Margin Per Unit posted successive improvement despite volume swings, with a CAGR of 5.8%
- Adjusted EBITDA grew at a 9.2% CAGR from FY23 to LTM Q2 FY26 supported by disciplined cost management, operating efficiency initiatives and ability to pass through costs to customers
- FCF has shown consecutive growth over the recent historical period, growing at a 19.3% CAGR to $345M from FY23 to LTM Q2 FY26, primarily driven by profitability improvement and better capex control. FCF conversion has averaged ~75% over the past four years

FYE September 30th	FY23	FY24	FY25	LTM Q2 FY26
LPG Retail Gallons Sold (millions)	**729**	**725**	**698**	**659**
% yoy growth		*(0.5%)*	*(3.7%)*	*(8.6%)*
Adjusted Total Margin [1]	**920**	**976**	**941**	**957**
% yoy growth		*6.1%*	*(3.6%)*	*(0.3%)*
Adjusted Total Margin Per Unit	**1.26**	**1.35**	**1.35**	**1.45**
% yoy growth		*6.7%*	*0.1%*	*9.1%*
Adjusted EBITDA [1]	**351**	**440**	**437**	**437**
Capital Expenditures	129	87	93	92
Free Cash Flow [1,2]	**222**	**353**	**344**	**345**
% FCF Conversion	*63.2%*	*80.2%*	*78.7%*	*78.9%*

1. Adjusted Total Margin, Adj. EBITDA, Free Cash Flow and FCF Conversion are non GAAP measures; See Appendix for reconciliation. 2. Free Cash Flow defined as Adj. EBITDA less capex; FCF conversion defined as FCF / Adj. EBITDA.

21

UGI INTERNATIONAL

Market Leading Position Serving a Diverse Customer Base, with Limited Customer Concentration Operating Structure Supports Strong Unit Margins Disciplined Financial Policy Strong Parent Organization Experienced and Proven Management Team I II III IV Key Credit Highlights V VI 22

APPENDIX

Our Segments UGI Corporation at a Glance 1. After giving effect to the closed and announced dispositions from January 2026. 2. As of September 30, 2025. UGI Corporation is a distributor and marketer of energy products and services, including natural gas, LPG, electricity and renewable energy solutions. 10 Countries 1 9,400 Employees 2 2.4 million Customers 2 24

LPG Distribution Overview: Bulk Gas 25 In Fiscal Year 2025, UGI International sold approximately 534 million gallons of bulk LPG Products / Customers Residential: underground & above - ground tanks, providing energy for: • Single family homes, apartment buildings and town houses, residential developments Non - residential: underground & above - ground tanks, providing energy for: • Construction & industrial businesses, hotels & restaurants, agricultural businesses, municipalities & hospitals Description & Applications Small Bulk • Largest customer portion of UGII’s business in terms of revenue and margin , consisting primarily of residential and small business users that use LPG mainly for heating and cooking Medium Bulk • Large residential housing developments, hospitals, hotels, municipalities, medium - sized industrial enterprises and poultry brooders Large Bulk • Largest customer portion of UGII’s business in terms of volume , and includes agriculture and other businesses that use LPG in their industrial processes Bulk Footprint Italy

LPG Distribution Overview: Cylinder Gas 26 In Fiscal Year 2025, UGI International sold approximately 126 million gallons of LPG in cylinders LPG sold in different sized steel and composite cylinders, which provide a safe, portable and eco - friendly source of energy. • Residential: Principal end - users of cylinders • Non - residential: Construction and industrial businesses, hotels, restaurants, leisure businesses, laboratories, and universities Gas Cylinders Composite Cylinders Products / Customers Description & Applications Used as a source of energy for a variety of needs • Residential examples: cooking and barbecue, camping and caravans, heating, drying and cooling different locations • Non - residential examples: • Welding, cutting, burning, soldering, curving, hardening • Roofing, asphalting, road construction, eco - friendly alternative for weed control • Heating, drying and cooling different locations, fuel for forklift trucks • Laboratory usage and physics courses at schools Cylinder Footprint

Income Statement 27 UGI International - Historical Income Statements 6ME Q2 FY26 6ME Q2 FY25 LTM Q2 FY26 FY25 FY24 FY23 $M $1,196 $1,288 $2,027 $2,119 $2,238 $2,965 Revenues Costs and expenses: 484 718 992 1,226 1,308 3,447 Cost of sales 267 267 525 525 627 627 Operating and administrative expenses 8 9 17 18 16 15 Operating and administrative expenses - related parties 55 58 120 123 119 116 Depreciation and amortization 35 - 88 53 29 221 Net loss on disposals of businesses (23) (17) (49) (43) (15) (35) Other operating expense (income), net 826 1,035 1,693 1,902 2,084 4,391 370 253 334 217 154 (1,426) Operating income (loss) - (1) - (1) (30) (4) Income (loss) from equity investees 9 18 (9) - (15) (15) Other non - operating income (expense), net (22) (21) (47) (46) (44) (37) Interest expense 357 249 278 170 65 (1,482) Income (loss) before income taxes (67) (43) (36) (12) 31 406 Income tax benefit (expense) $290 $206 $242 $158 $96 ($1,076) Net income (loss)

Balance Sheet

UGI International - Historical Balance Sheets							
$M	FY24	FY25	Q2 FY26	$M	FY24	FY25	Q2 FY26
ASSETS				**LIABILITIES AND EQUITY**			
Current assets:				Current liabilities:			
Cash and cash equivalents	$127	$249	$352	Current maturities of long-term debt	$2	$2	$2
Restricted cash	7	5	-	Short-term borrowings	128	200	50
Accounts receivable	317	309	408	Accounts payable	238	223	247
Inventories	146	119	114	Employee compensation and benefits accrued	106	94	64
Derivative instruments	11	-	39	Derivative instruments	12	27	4
Held for sale assets	-	7	76	Held for sale liabilities	-	-	28
Prepaid expenses and other current assets	61	23	175	Other current liabilities	118	134	168
Total current assets	**669**	**712**	**1,164**	**Total current liabilities**	**604**	**680**	**563**
Property, plant and equipment:				Long-term debt	785	827	815
Gross property, plant and equipment	2,107	2,173	1,914	Deferred income taxes	161	153	185
Accumulated depreciation	(1,120)	(1,210)	(1,084)	Derivative instruments	10	20	1
Net property, plant and equipment	987	963	830	Customer tank and cylinder deposits	243	246	226
Goodwill	950	957	899	Other noncurrent liabilities	77	83	64
Intangible assets, net	99	79	71	**Total liabilities**	**1,880**	**2,009**	**1,854**
Derivative instruments	6	2	12				
Other assets	195	421	216	Equity:			
Total assets	**$2,906**	**$3,134**	**$3,192**	Member's equity	1,017	1,116	1,329
				Noncontrolling interests	9	9	9
				Total equity	**$1,026**	**$1,125**	**$1,338**
				Total liabilities and equity	**$2,906**	**$3,134**	**$3,192**

UGI INTERNATIONAL

28

Cash Flow Statement 29 UGI International - Historical Cash Flow Statements 6ME Q2 FY26 6ME Q2 FY25 LTM Q2 FY26 FY25 FY24 FY23 $M CASH FLOW FROM OPERATING ACTIVITIES $290 $206 $242 $158 $96 ($1,076) Net income (loss) attributable to UGI International, LLC Adjustments to reconcile net income (loss) attributable to net cash provided by operating activities: 55 58 120 123 119 116 Depreciation and amortization 22 (7) (29) (58) (50) (433) Deferred income tax expense (benefit), net (150) (14) (79) 57 92 1,436 Changes in unrealized gains and losses on derivative instruments - - - - 7 14 Impairments of assets 35 - 88 53 29 221 Net loss (gain) on disposals of businesses - 1 - 1 30 4 Income (loss) from equity investees (11) - (17) (6) 4 14 Other, net Net change in: (127) (124) 11 14 103 169 Accounts receivable (11) 11 8 30 20 47 Inventories 38 (3) 16 (25) (55) (51) Accounts payable 62 (2) 43 (21) (35) (283) Derivative instruments collateral received (paid) (4) 20 35 59 (2) (6) Other current assets 16 22 (33) (27) (52) (33) Other current liabilities $215 $168 $405 $358 $306 $139 Net cash provided (used) by operating activities

Cash Flow Statement (cont.)

UGI International - Historical Cash Flow Statements (Cont.)						
$M	FY23	FY24	FY25	LTM Q2 FY26	6ME Q2 FY25	6ME Q2 FY26
CASH FLOW FROM INVESTING ACTIVITIES						
Expenditures for property, plant and equipment	($129)	($87)	($93)	($92)	($31)	($30)
Net proceeds (payments) from the disposition of businesses and assets	(42)	31	93	170	-	77
Acquisitions of businesses, net of cash acquired	(9)	-	-	-	-	-
Settlement of net investment hedges	22	3	(4)	(4)	-	-
Intercompany loan - AmeriGas Partners	-	-	(200)	50	(200)	50
Other, net	(18)	(5)	9	4	5	-
Net cash provided (used) by investing activities	**($176)**	**($58)**	**($195)**	**$128**	**($226)**	**$97**
CASH FLOW FROM FINANCING ACTIVITIES						
Short-term borrowings (repayments), net	199	(97)	72	(256)	179	(149)
Distributions paid	(322)	(209)	(120)	(115)	(65)	(60)
Capital contribution received	40	-	-	-	-	-
Issuances of long-term debt, net of issuance costs	319	-	-	-	-	-
Repayments of long-term debt and finance leases	(320)	-	-	-	-	-
Net cash provided (used) by financing activities	**($84)**	**($306)**	**($48)**	**($371)**	**$114**	**($209)**
Foreign exchange effect on cash, cash equivalents and restricted cash	9	4	5	3	(3)	(5)
Cash, cash equivalents and restricted cash increase (decrease)	(112)	(54)	120	165	53	98
CASH, CASH EQUIVALENTS AND RESTRICTED CASH						
Cash, cash equivalents and restricted cash at end of period	**$188**	**$134**	**$254**		**$187**	**$352**
Cash, cash equivalents and restricted cash at beginning of period	**300**	**188**	**134**		**134**	**254**
Cash, cash equivalents and restricted cash increase (decrease)	($112)	($54)	$120		$53	$98

UGI INTERNATIONAL

30

Adj. EBITDA Reconciliation 31 UGI International - Adj. EBITDA Reconciliation 6ME Q2 FY26 6ME Q2 FY25 LTM Q2 FY26 FY25 FY24 FY23 $M $290 $206 $242 $158 $96 ($1,076) Net income (loss) 67 43 36 12 (31) (406) Income tax (benefit) expense 22 21 47 46 44 37 Interest expense 55 58 120 123 119 116 D&A $434 $328 $445 $339 $228 ($1,329) EBITDA (134) (5) (82) 47 7 1,399 + Net losses (gains) on commodity derivative instruments not associated with current - period transactions (16) (9) 3 10 31 38 + Unrealized losses (gains) on foreign currency derivative instruments - - - - 84 243 + Costs associated with exit of the energy marketing business 35 - 88 53 - - + Net (gain) loss on disposals of businesses - - - - 57 - + Restructuring costs - - - - 33 - + Impairment of equity method investments and assets (8) (3) (17) (12) - - - Intercompany interest income $311 $311 $437 $437 $440 $351 Adjusted EBITDA

Adj. Total Margin Reconciliation 32 UGI International - Adj. Total Margin Reconciliation 6ME Q2 FY26 6ME Q2 FY25 LTM Q2 FY26 FY25 FY24 FY23 $M $1,196 $1,288 $2,027 $2,119 $2,238 $2,965 Total revenues (484) (718) (992) (1,226) (1,308) (3,447) Cost of sales $712 $570 $1,035 $893 $930 ($482) Total margin (130) (4) (78) 48 4 1,398 Net losses (gains) on commodity derivative instruments not associated with current - period transactions - - - - 42 4 Costs associated with exit of the energy marketing business $582 $566 $957 $941 $976 $920 Adjusted total margin 392 431 659 698 725 729 LPG Retail Gallons Sold $1.48 $1.31 $1.45 $1.35 $1.35 $1.26 Adjusted Unit Margin Per Gallon

Free Cash Flow Reconciliation 33 UGI International - Free Cash Flow Reconciliation 6ME Q2 FY26 6ME Q2 FY25 LTM Q2 FY26 FY25 FY24 FY23 $M $311 $311 $437 $437 $440 $351 Adjusted EBITDA (30) (31) (92) (93) (87) (129) + Capex $281 $280 $345 $344 $353 $222 Adjusted FCF

West Unit Margin Reconciliation 34 UGI International - West Unit Margin Reconciliation LTM Q2 FY26 FY25 FY24 FY23 FY22 FY21 FY20 FY19 FY18 FY17 FY16 €K € 1,110,727 € 1,185,681 € 1,203,081 € 1,172,046 € 1,325,662 € 1,079,827 € 1,001,704 € 1,090,152 € 1,134,356 € 1,031,477 € 1,045,057 LPG Revenues (506,668) (574,199) (582,922) (591,920) (701,397) (457,692) (421,429) (482,402) (514,534) (397,801) (389,576) LPG Cost of Sales € 604,059 € 611,482 € 620,159 € 580,126 € 624,265 € 622,135 € 580,275 € 607,750 € 619,822 € 633,676 € 655,481 Total adjusted LPG margin 804 844 845 811 934 924 871 920 960 983 963 Total tons sold 1 516 516 516 516 516 516 516 516 516 516 516 Gallons/ton 415,032 435,483 436,116 418,710 482,079 476,922 449,473 474,720 495,360 507,228 496,908 Total Gallons Sold € 1.46 € 1.40 € 1.42 € 1.39 € 1.29 € 1.30 € 1.29 € 1.28 € 1.25 € 1.25 € 1.32 Average Adjusted LPG Margin per Gallon 1. Tons excludes France wholesale volumes